Exhibit 99.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

                In connection with the Quarterly Report of PawnMart, Inc., a Delaware corporation (the “Company”), on Form 10-QSB for the quarter ending December 31, 2002 as filed with the Securities and Exchange Commission (the “Report”), I, John R. Boudreau, President and Chief Executive Officer of the Company, certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that to my knowledge:

                (1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                (2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  John R. Boudreau

John R. Boudreau

President and Chief Executive Officer

February 14, 2003